Exhibit 906 Cert

CERTIFICATIONS

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

Name of issuer: William Blair Funds

Each of the undersigned, the principal executive officer and principal financial officer of the above named issuer, hereby certify to the best of his and her knowledge and belief that:

1. The Registrant’s semiannual report on Form N-CSR fully complies with the requirements of Section 13 (a) or Section 15 (d) of the Securities Exchange Act of 1934; and

2. The information contained in Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the issuer.

/s/ Richard W. Smirl
By:	Richard W. Smirl
Principal Executive Officer

Date: September 6, 2017

/s/ Colette M. Garavalia
By:	Colette M. Garavalia
Principal Financial Officer

Date: September 6, 2017